Exhibit 99.1

April 2, 2015

Tumbleweed Holdings, Inc. Appoints Robert Schwartz as Board Member

New York, NY—- Tumbleweed Holdings, Inc. has appointed Robert W. Schwartz to its Board of Directors.

Mr. Schwartz is the Chairman and Founder of Schwartz Heslin & Co., Inc., a twenty person international financial advisory and strategic consulting firm. Bob specializes in corporate planning, finance and development. Prior to founding the firm in 1985, he was a founder, President and Chief Executive Officer of a venture-funded high tech telecommunications company. In addition, he was the President and Chief Operating Officer of an American Stock Exchange-listed company that he took public in 1979. He was also the Chief Financial Officer of a major manufacturer of outdoor power equipment. His early experience was with KPMG and IBM working as a management consultant. Since starting SHG, he has worked with over 680 businesses utilizing his experience in finance and general management to achieve their objectives. Bob holds a BS from Cornell University and has done graduate work at The University at Albany. He has served as a Director of a number of public, private and non-profit organizations. He currently serves on the boards Dais Analytic Corporation, Golub Corporation, Schwartz Heslin Group, Inc., and UThisMe, LLC.

He has been a frequent guest lecturer at local universities and professional organizations and teaches a graduate course in entrepreneurship at The University at Albany. In addition, he is on the boards of the New York State Industries for the Disabled, Inc. and the University at Albany Foundation. He also chairs the University at Albany Foundation's Council on Economic Outreach.

"I am pleased to join the Tumbleweed Board of Directors," commented Mr. Schwartz. "Tumbleweed has gathered a formidable leadership team and has created a sound business strategy. I am excited to help them reach their goals of building an end-to-end business intelligence platform for the emerging legal cannabis industry."

"We’re really happy to have Bob join us in such an important leadership capacity. I have known and worked with Bob for over 12 years. He will be a great addition to the board and I personally look forward to his counsel and advice in executing our business plan," said Gary Herman, Chairman and Chief Executive Officer of Tumbleweed.

About Tumbleweed

The Company’s strategy is to pursue acquisitions and investments in the emerging legal cannabis sector, with a goal of operating businesses in product testing, business intelligence, and technology and data applications, as regulations permit. We acquire, invest in and operate both established businesses and innovation-focused start-ups with strong management teams and business models in this sector.

Opportunities under active consideration include scientific product testing facilities, software applications and data systems for the legal cannabis market, and other related product development solutions.

Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Tumbleweed’s products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the Federal and State levels.  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact:

Gary Herman, Chairman & CEO

gary@tumbleweedhldgs.com
Tel: (212) 247-0581